UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2007
Atlantic Coast Entertainment Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-110484	54-2131349

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Stratosphere Casino Hotel & Tower
2000 Las Vegas Boulevard South
Las Vegas, Nevada		89104

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code (702) 380-7777

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 3.03. MATERIAL MODIFICATION OF RIGHTS OF SECURITY HOLDERS
     On March 16, 2007, Atlantic Coast Entertainment Holdings, Inc. (the “Company”), a Delaware corporation, announced that in accordance with the terms of the Warrant Agreement (the “Warrant Agreement”), dated as of July 22, 2004, by and between the Company and American Stock Transfer and Trust Company, the board of directors of the Company determined that all outstanding warrants (the “Warrants”) to purchase shares of common stock, par value $0.01 per share (“Atlantic Common Stock”), of the Company will no longer be exercisable after June 20, 2007 (the “Cancellation Date”).
     Prior to 5:00 p.m., New York City time, on the Cancellation Date, holders of the Warrants may exercise their Warrants to purchase .275 shares of Atlantic Common Stock for each Warrant that they own at an exercise price of $0.01 per share of Atlantic Common Stock. If a Warrant holder fails to exercise such Warrants prior to 5:00 p.m., New York City time, on the Cancellation Date, such holder will lose the right and will no longer have the opportunity to exercise such Warrants for shares of Atlantic Common Stock.
ITEM 8.01. OTHER EVENTS
     On March 16, 2007, the Company issued a press release announcing the cancellation of the Warrants. The entire text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
     (d) Exhibits
     99.1* Atlantic Coast Entertainment Holdings, Inc. Press Release, dated March 16, 2007

*filed herewith

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
Date: March 19, 2007	By:
		Name:	Denise Barton
		Title:	Vice President, Chief Financial Officer and Principal Accounting Officer